Exhibit 10.4
ANI PHARMACEUTICALS, INC. (THE “COMPANY”)
THE COMPANY’S AMENDED AND RESTATED 2022 STOCK INCENTIVE PLAN (THE “PLAN”)
SUB-PLAN FOR U.K. EMPLOYEES (THE “SUB-PLAN”)
This Sub-Plan is a sub-plan of the Plan (as amended) and has been created and approved in accordance with the provisions of Section 3.2(e) of the Plan. Terms defined in the Plan shall have the same meanings in this Sub-Plan unless otherwise defined in this Sub-Plan.
SECTION 1Definitions. As used in this Sub-Plan, the following terms shall have the meanings set forth below.
(a)“Eligible Participant” means any employees of the Employer (or its Subsidiaries) as determined by the Board.
(b)“Employer” means the Company or any of its Subsidiaries, as applicable.
(c)“FPO” means the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 of the United Kingdom (as may be amended from time to time).
(d)“FSMA” means the Financial Services and Markets Act 2000 of the United Kingdom (as may be amended from time to time).
(e)“Group” has the meaning given to that term under FSMA.
(f)“Incapacity” means any Participant that is, in the reasonable opinion of a medical practitioner, physically or mentally incapable of performing his or her duties and may remain so for more than three months and the medical practitioner has given a medical opinion to the Employer to that effect; and
(g)“U.K. Employee” means an Eligible Participant who is employed by the Employer which is a member of the Company’s Group and who is resident in the United Kingdom.
SECTION 2Purpose.
(a)The purpose of this Sub-Plan is primarily to establish a sub-plan under the auspices of the Plan that will apply to Incentive Awards to be made to U.K. Employees. As a result:
(i)all Incentive Awards to U.K. Employees shall be made under this Sub-Plan;

(ii)no Incentive Awards shall be made under this Sub-Plan to any person other than a U.K. Employee, and this Sub-Plan shall not apply to any Awards made under the Plan to any such other person; and
(iii)Sections 5, 6, 7, 8, 9, 10 and 11 of the Plan shall be deemed amended accordingly insofar as it applies to this Sub-Plan.
(b)The provisions of the Sub-Plan vary from those applicable under the Plan so as to:
(i)enable the Sub-Plan (and any Incentive Awards made or proposed to be made under the Sub-Plan, and communications concerning those Incentive Awards) to take advantage of certain exemptions available in the United Kingdom from certain prohibitions and restrictions which might otherwise apply to such Incentive Awards and communications in the United Kingdom under the regulatory regime established under FSMA; and
(ii)take account of United Kingdom tax treatment of the Incentive Awards.
(c)No Incentive Award shall be made under this Sub-Plan unless such Incentive Award relates to a type of investment set out or referred to in Article 60(1) of the FPO.
SECTION 3Interaction with the Plan.
(a)This Sub-Plan should be read in conjunction with the Plan and is subject to the terms and conditions of the Plan except to the extent that the terms and conditions of the Plan differ from or conflict with the terms set out in this Sub-Plan, in which event, the terms set out in this Sub-Plan shall prevail.
(b)Subject to the other provisions of this Sub-Plan, the provisions of the Plan will apply to this Sub-Plan as if references therein to the Plan were references to this Sub-Plan.
(c)The term “disability” as used Section 12 of the Plan shall be replaced by the term “Incapacity” as defined in this Sub-Plan.
(d)The first sentence in Section 15.1 of the Plan shall read, for the purposes of this Sub-Plan, as follows: “The right to dismiss any Eligible Participant is specifically reserved to the Employer”.
SECTION 4Taxes.
(a)Section 13 of the Plan shall be supplemented by this Section 4.
(b)All Awards under this Sub-Plan shall be subject to applicable United Kingdom taxes, national insurance contributions and/or other levies. As a condition to the issuance, vesting, exercise or settlement of any Award, the Participant shall be required to pay to the Employer or such other applicable member of the Company’s Group, or make other arrangements satisfactory to the Employer or such other applicable member of the Company’s Group to provide for the payment of, any national, federal, state or local or other taxes, social security, employee’s United Kingdom national insurance contributions and other levies (“U.K. Employment Taxes”) that the Employer or such other applicable member of the Company’s Group is required to withhold, or in respect of which the Employer or such other applicable member of the Company’s Group is required to account to any tax authority including HM Revenue & Customs (“HMRC”), with respect to any income or gains arising or deemed to arise to the Participant in connection with any Award (including for the avoidance of doubt in connection with the exercise of any vesting of any Award). For the purposes of this Sub-Plan the person so required to account for such U.K. Employment Taxes shall be referred to as the “Responsible Person”. The Company, any Responsible Person and any other member of the Company’s Group are each authorised to withhold from any Award made, any payment relating to an Award under this Sub-Plan, including any payroll or other payment to a Participant, the amount of required U.K. Employment Taxes due or potentially payable in connection with any transaction involving an Award under this Sub-Plan to the maximum extent permitted by law and regulation. To the extent any amount is withheld by a person who is not the Responsible Person in accordance with this section, such amount shall either be remitted to the Responsible Person on behalf of the Participant, or deemed to have been so remitted where the amount is paid to HMRC or any other relevant tax authority on behalf of such Responsible Person.
SECTION 5General.
(a)The Sub-Plan, and any Awards granted hereunder, shall be governed, construed and administered in accordance with the laws of the State of Delaware, without reference to its conflict of laws provisions.
(b)The terms and conditions provided in this Sub-Plan are severable and if (despite the provisions of Section 5(a) of this Sub-Plan) any one or more provisions (or the effect of any such provision) are determined to be illegal or otherwise unenforceable under any applicable law, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
(c)For the purpose of operating the Sub-Plan, the Company will collect and process information relating to Participants in accordance with the privacy notice which is non-contractual and shall be provided to Eligible Participants in writing from time to time.
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